Exhibit 10.6
PROMISSORY NOTE

$52,000	January 4, 2017

FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of David Lelong (the "Holder") the sum of Fifty-Two Thousand Dollars ($52,000).  This Note shall bear interest at the rate of two percent (2%) per annum.  Said principal and interest is due and payable upon demand of the Holder.

Payments shall be made of lawful money of the United States at such place designated in writing by the Holder at the time of demand.

All makers and endorsers now or hereafter becoming parties hereto jointly and severally waive demand, presentment, notice of non-payment in protest and, if this Note becomes in default and is placed into the hands of an attorney for collection, to pay attorneys' fees and all other costs for making such collection, provided the Holder is the prevailing party.

This Note may not be changed or terminated orally, but only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought, with such agreement being effective and binding only upon the parties thereto.

Each of the Maker and the Holder hereby waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this note and any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any relationship existing in connection with any of the foregoing, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

This Note and the rights and obligations of the Holder and of the undersigned shall be governed by and construed and enforced in accordance with the laws of the State of New York.

SPORT ENDURANCE, INC.

By:
David Lelong
Chief Executive Officer